EXHIBIT 4.6

SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 27, 2002, among TEPPCO Partners, L.P., a Delaware limited partnership (the “Partnership”), TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership (“TE Products”), TCTM, L.P., a Delaware limited partnership (“TCTM”), TEPPCO Midstream Companies, L.P., a Delaware limited partnership (“TEPPCO Midstream”), Jonah Gas Gathering Company, a Wyoming general partnership (“Jonah Gas”, and together with TE Products, TCTM and TEPPCO Midstream, collectively, the “Initial Subsidiary Guarantors”), Val Verde Gas Gathering Company, L.P., a Delaware limited partnership (the “New Subsidiary Guarantor”), and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee under the indenture referred to below (in such capacity, the “Trustee”).

WITNESSETH:

     WHEREAS, the Partnership and the Initial Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of February 20, 2002 (the “Original Indenture”), providing for the Partnership’s issuance, from time to time, of its Debt Securities in one or more series unlimited as to principal amount, and the Guarantees by each of the Subsidiary Guarantors of the Debt Securities;

     WHEREAS, the Partnership and the Initial Subsidiary Guarantors have heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of February 20, 2002 (the “First Supplemental Indenture”, and together with the Original Indenture, the “Indenture”), providing for the Partnership’s issuance of the initial series of its Debt Securities under the Indenture, such series known as the Partnership’s 7.625% Senior Notes due 2012 (the “2012 Notes’);

     WHEREAS, Section 4.14 of the Indenture provides that if a Subsidiary of the Partnership guarantees any Funded Debt of the Partnership, the Partnership shall cause each such Subsidiary to execute and deliver to the Trustee an indenture supplemental to the Indenture pursuant to which each such Subsidiary shall unconditionally and absolutely guarantee, to the extent set forth in the Indenture and subject to the provisions of the Indenture, the due and punctual payment of the principal of, and the premium, if any, and interest on, the 2012 Notes and all other amounts due and payable under the Indenture and the 2012 Notes by the Partnership;

     WHEREAS, the New Subsidiary Guarantor is a Subsidiary of the Partnership, and pursuant to the provisions of Section 4.14 of the Indenture, the Partnership is required to cause the New Subsidiary Guarantor to so guarantee the 2012 Notes;

     WHEREAS, Section 9.01(g) of the Indenture authorizes the Partnership, the Subsidiary Guarantors and the Trustee, from time to time and at any time, and without the consent of the Holders, to enter into one or more indentures supplemental to the Indenture to add Subsidiary Guarantors with respect to any or all Debt Securities;

     WHEREAS, the Partnership desires to cause the New Subsidiary Guarantor, and the New Subsidiary Guarantor desires, to become a Subsidiary Guarantor with respect to the 2012 Notes;

     WHEREAS, Section 9.01 of the Indenture authorizes the Trustee to join with the Partnership and the Subsidiary Guarantors in the execution of this Supplemental Indenture for the

Val Verde Gas Gathering Company, L.P.
Supplemental Indenture (Additional Guarantor)

purpose of adding a Subsidiary Guarantor, and further provides that any such supplemental Indenture may be executed by the Partnership, the Subsidiary Guarantors and the Trustee without the consent of the Holders of any Debt Securities at the time Outstanding; and

     WHEREAS, all things necessary have been done to make the Guarantee of the 2012 Notes by the New Subsidiary Guarantor the valid obligation of the New Subsidiary Guarantor and to make this Supplemental Indenture a valid agreement of the Partnership and the New Subsidiary Guarantor, in accordance with their respective terms;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, and reasonably equivalent valuable, the receipt of which is hereby acknowledged, the Partnership, the Initial Subsidiary Guarantors, the New Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders of the 2012 Notes as follows:

     1.     Capitalized Terms. Capitalized terms used and not defined herein shall have the meanings assigned in the Indenture.

     2.     Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, unconditionally and absolutely to guarantee, to the extent set forth in the Indenture and subject to the provisions of the Indenture, the due and punctual payment of the principal of, and the premium, if any, and interest on, the 2012 Notes and all other amounts due and payable under the Indenture and the 2012 Notes by the Partnership and to be bound by all other applicable provisions of the Indenture. Further, the New Subsidiary Guarantor acknowledges and agrees that its obligations to the Holders of the 2012 Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XIV of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Guarantee.

     3.     No Recourse Against Others. The General Partner and its directors, officers, employees, incorporators and stockholders, as such, shall have no liability for any obligations of the Partnership or the Subsidiary Guarantors under the 2012 Notes, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a 2012 Note, each Holder waived and released all such liability. The waiver and release are a part of the consideration for issuance of the 2012 Notes.

     4.     NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A NEW YORK CONTRACT AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

     5.     Counterparts. The parties may sign any number of counterparts of this Supplemental Indenture, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     6.     Effect of Headings. The headings herein are for convenience only and shall not affect the construction hereof.

     7.     The Trustee. The recitals and statements contained in this Supplemental Indenture shall be taken as recitals and statements of the Partnership, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representation or warranty as to

Val Verde Gas Gathering Company, L.P.
Supplemental Indenture (Additional Guarantor)

the validity or sufficiency of this Supplemental Indenture, except that it is duly authorized to execute and deliver this instrument.

     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed and delivered, all as of the date first above written.

Dated: June 27, 2002

TEPPCO Partners, L.P.

By	Texas Eastern Products Pipeline Company, LLC Its General Partner

By:	/s/ CHARLES H. LEONARD

Charles H. Leonard Senior Vice President and Chief Financial Officer

TE Products Pipeline Company, Limited Partnership

By	TEPPCO GP, Inc. Its General Partner

By:	/s/ CHARLES H. LEONARD

Charles H. Leonard Senior Vice President

TCTM, L.P.

By	TEPPCO GP, Inc. Its General Partner

By:	/s/ CHARLES H. LEONARD

Charles H. Leonard Senior Vice President

TEPPCO Midstream Companies, L.P.

By	TEPPCO GP, Inc. Its General Partner

By:	/s/ CHARLES H. LEONARD

Charles H. Leonard Senior Vice President

Val Verde Gas Gathering Company, L.P.
Supplemental Indenture (Additional Guarantor)

Jonah Gas Gathering Company

By	TEPPCO GP, Inc. Its Managing General Partner

By:	/s/ CHARLES H. LEONARD

Charles H. Leonard Senior Vice President

Val Verde Gas Gathering Company, L.P.

By	TEPPCO NGL Pipelines, LLC Its General Partner

By:	/s/ CHARLES H. LEONARD

Charles H. Leonard Senior Vice President

Wachovia Bank, National Association, as Trustee

By:	/s/ KEVIN M. DOBRAVA

Kevin M. Dobrava Vice President

Val Verde Gas Gathering Company, L.P.
Supplemental Indenture (Additional Guarantor)